Exhibit 99.1
                                  ------------

                                                                [LOGO]
                                                     WOW! There is a difference.
PRESS RELEASE

                                                            Contact Information:
                                    Joseph W. Kennedy, Senior Vice President/CFO
                                                        Georgetown Bancorp, Inc.
                                                                    978-352-8600
                                                    joe.kennedy@georgetownsb.com

                            Georgetown Bancorp, Inc.
                 Reports Results for Quarter Ended June 30, 2007

         GEORGETOWN, MASSACHUSETTS, July 30, 2007 -
         Georgetown Bancorp, Inc. (OTCBB: GTWN) (the "Company"), holding company for Georgetown Savings Bank (the "Bank"), reported a net loss for the three months ended June 30, 2007 of $150,000, or $.06 per basic and diluted share compared to a net loss of $291,000 or $.11 per basic and diluted share for the three months ended June 30, 2006. The net loss for the year ended June 30, 2007 was $464,000 or $.18 per basic and diluted share versus a net loss of $380,000 or $.14 per basic and diluted share for the year ended June 30, 2006.

         Robert E. Balletto, President and Chief Executive Officer, said, "We continue to be negatively impacted by the current interest rate environment. However, I am encouraged by the stabilization of our quarterly net interest margin over the last three linked quarters as noted below. We expect continued pressure on the net interest margin for the next several quarters, as we anticipate that the current flat yield curve will persist. We remain committed to our strategy of growing our commercial business and mortgage banking unit, which we expect to enhance future operating results."

         The net interest margin was 2.40%, 2.46% and 2.44% for the three months ended December 31, 2006, March 31, 2007 and June 30, 2007, respectively, compared to 2.71%, 2.62% and 2.32% for the three months ended December 31, 2005, March 31, 2006 and June 30, 2006, respectively.

         Non-interest income for the three months ended June 30, 2007 was $232,000 and included $46,000 in fee income related to the prepayment of two commercial loans.

         Non-interest expense for the three months ended June 30, 2007 was $1.4 million and included $42,000 in repairs and maintenance expense, primarily related to work performed at the main office, $31,000 in deposit insurance assessment reflecting six months of expense under the increased FDIC assessment rates and $16,000 in recruitment expense related to the hiring of loan personnel.


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                          GEORGETOWN BANCORP, INC.
                         CONSOLIDATED BALANCE SHEETS
                           June 30, 2007 and 2006
                                 (unaudited)
                                   ASSETS
                                                              2007     2006
                                                           ---------  ---------
                                                              (In thousands)

Cash and due from banks                                    $   3,950  $   3,257
Short-term investments                                         1,653        720
                                                           ---------  ---------
               Total cash and cash equivalents                 5,603      3,977

Securities available for sale, at fair value                  12,690     15,465
Securities held to maturity, at amortized cost                 8,182      9,823
Federal Home Loan Bank stock, at cost                          2,905      2,905
Loans, net of allowance for loan losses of $1,079,000
  at June 30, 2007 and $1,016,000 at June 30, 2006           127,659    128,778
Premises and equipment                                         4,816      5,230
Accrued interest receivable                                      682        674
Bank-owned life insurance                                      1,416      1,211
Other assets                                                   1,129        988
                                                           ---------  ---------

               Total assets                                $ 165,082  $ 169,051
                                                           =========  =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                   $  97,956  $  97,709
Short-term borrowings                                          9,850     22,300
Long-term Federal Home Loan Bank advances                     37,873     28,921
Securities sold under agreements to repurchase                   869        762
Mortgagors' escrow accounts                                      317        289
Accrued expenses and other liabilities                           607        411
                                                           ---------  ---------
               Total liabilities                             147,472    150,392
                                                           ---------  ---------

Commitments and Contingencies (Note 15)

Stockholders' equity:
Preferred stock, $0.10 par value per share 1,000,000
  shares authorized; none outstanding                             --         --
Common Stock, $0.10 par value per share: 10,000,000
  shares authorized; 2,777,250 shares issued, 2,692,050 and
   2,777,250 shares outstanding at June 30, 2007
   and June 30, 2006, respectively                               278        278
Additional paid-in capital                                    11,452     11,452
Retained earnings                                              7,522      7,996
Accumulated other comprehensive loss                            (179)      (330)
Treasury Stock, at cost (85,200 shares at June 30, 2007)        (808)        --
Unearned compensation - ESOP                                    (655)      (737)
                                                           ---------  ---------
               Total stockholders' equity                     17,610     18,659
                                                           ---------  ---------

               Total liabilities and stockholders' equity  $ 165,082  $ 169,051
                                                           =========  =========

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

                                             GEORGETOWN BANCORP, INC.
                                             STATEMENTS OF OPERATIONS
                                 ------------------------------------------------
                                                   (unaudited)

                                                           Three Months Ended                Year Ended
                                                         June 30,       June 30,       June 30,        June 30,
                                                           2007           2006           2007            2006
                                                        -----------    -----------    -----------    -----------
                                                              (In thousands)               (In thousands)
Interest and dividend income:
    Loans, including fees                               $     1,898    $     1,746    $     7,583    $     6,650
    Investment interest and dividends                           296            320          1,281          1,355
    Short-term investments                                       12             22             48            122
                                                        -----------    -----------    -----------    -----------
               Total interest and dividend income             2,206          2,088          8,912          8,127
                                                        -----------    -----------    -----------    -----------

Interest expense:
    Deposits                                                    673            576          2,636          1,933
    Short-term borrowings                                       145            256            840          1,084
    Long-term Federal Home Loan Bank advances                   451            342          1,600          1,054
    Securities sold under agreements to repurchase                2              1              8              7
                                                        -----------    -----------    -----------    -----------
               Total interest expense                         1,271          1,175          5,084          4,078
                                                        -----------    -----------    -----------    -----------

Net interest income                                             935            913          3,828          4,049
Provision (credit) for loan losses                               (4)            47            105            108
                                                        -----------    -----------    -----------    -----------
Net interest income, after provision for loan losses            939            866          3,723          3,941
                                                        -----------    -----------    -----------    -----------

Non-interest income:
    Customer service fees                                       155            139            591            439
    Loss on sale of securities available for sale                --            (56)            --            (56)
    Income from bank-owned life insurance                        24             12             70             45
    Other                                                        53              6             76             26
                                                        -----------    -----------    -----------    -----------
               Total non-interest income                        232            101            737            454
                                                        -----------    -----------    -----------    -----------

Non-interest expenses:
    Salaries and employee benefits                              666            723          2,677          2,742
    Occupancy and equipment expenses                            260            231            883            808
    Data processing expenses                                     79             79            303            238
    Professional fees                                            85             82            288            307
    Advertising expense                                          66             92            217            228
    Other general and administrative expenses                   244            167            799            625
                                                        -----------    -----------    -----------    -----------
               Total non-interest expenses                    1,400          1,374          5,167          4,948
                                                        -----------    -----------    -----------    -----------

Loss before income taxes                                       (229)          (407)          (707)          (553)

Income tax benefit                                              (79)          (116)          (243)          (173)
                                                        -----------    -----------    -----------    -----------

Net loss                                                $      (150)   $      (291)   $      (464)   $      (380)
                                                        ===========    ===========    ===========    ===========

Net loss per share:
Basic and diluted                                       $     (0.06)   ($     0.11)   ($     0.18)   ($     0.14)

Basic and diluted weighted average shares outstanding     2,629,992      2,701,751      2,640,981      2,699,231


         About Georgetown Savings Bank
         -----------------------------

         Founded in 1868, Georgetown Savings Bank, with branches in Georgetown, MA, North Andover, MA and Rowley, MA, serves the financial needs of Essex County and southern New Hampshire residents and businesses. To learn more about Georgetown Savings Bank, visit www.georgetownsb.com or call 978-352-8600.


         Forward-looking statements
         --------------------------

         This news release may contain certain forward-looking statements, such as statements of the Company's or the Bank's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Company's or the Bank's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or the Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.

                                       END